UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 30, 2012

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sempra Energy – Five-Year $1.067 Billion Revolving Credit Facility

On March 30, 2012, Sempra Energy entered into a Five-Year Revolving Credit Agreement with a syndicate of 24 lenders for which Citibank, N.A. serves as administrative agent. No single lender has a commitment exceeding 7% of the facility amount.

The credit facility has become effective and permits revolving credit borrowings by Sempra Energy of up to $1.067 billion through March 30, 2017. It also provides for the issuance of up to $400 million of letters of credit on behalf of Sempra Energy with the amount of borrowings otherwise available under the facility reduced by the amount of outstanding letters of credit.

Subject to obtaining commitments from existing or new lenders and satisfaction of other specified conditions, Sempra Energy has the right to increase, in one or more requests, the aggregate amount of the commitments by $250 million.

Borrowings bear interest at benchmark rates plus a margin that varies with Sempra Energy’s credit ratings. The facility also requires Sempra Energy to maintain at the end of each quarter a ratio of total indebtedness (as defined in the facility) to total capitalization (as defined in the facility) of no more than 65%.

The credit facility contains customary representations and warranties, covenants and events of default. In the case of an event of default, including cross defaults relating to other indebtedness of Sempra Energy and certain material subsidiaries in excess of $100 million, the lenders may terminate the credit facility and declare the amounts outstanding (including accrued interest and unpaid fees) payable immediately. For events of default relating to insolvency or bankruptcy, the commitments are automatically terminated and the amounts outstanding become payable immediately.

The credit facility amends, restates and supersedes Sempra Energy’s Four-Year $1 Billion Credit Agreement that was scheduled to expire in 2014.

Sempra Global – Five-Year $2.189 Billion Revolving Credit Facility

Also on March 30, 2012, Sempra Global, a subsidiary of Sempra Energy, entered into a Five-Year Revolving Credit Agreement with a syndicate of 25 lenders for which Citibank, N.A. serves as administrative agent. No single lender has a commitment exceeding 7% of the facility amount.

The credit facility has become effective and permits revolving credit borrowings by Sempra Global of up to $2.189 billion through March 30, 2017. Borrowings bear interest at benchmark rates plus a margin that varies with Sempra Energy’s credit ratings.

Subject to obtaining commitments from existing or new lenders and satisfaction of other specified conditions, Sempra Global has the right to increase, in one or more requests, the aggregate amount of the commitments by $500 million.

Sempra Global’s obligations under the credit facility are guaranteed by Sempra Energy. The facility also requires Sempra Energy to maintain at the end of each quarter a ratio of total indebtedness (as defined in the facility) to total capitalization (as defined in the facility) of no more than 65%. The credit facility contains customary representations and warranties, covenants and events of default. In the case of an event of default, including cross defaults relating to other indebtedness of Sempra Global, Sempra Energy and certain material subsidiaries in excess of $100 million, the lenders may terminate the credit facility and declare the amounts outstanding (including accrued interest and unpaid fees) payable immediately. For events of default relating to insolvency or bankruptcy, the commitments are automatically terminated and the amounts outstanding become payable immediately.

The credit facility amends, restates and supersedes Sempra Global’s Four-Year $2.0 Billion Credit Agreement that was scheduled to expire in 2014.

San Diego Gas & Electric Company and Southern California Gas Company – Five-Year $877 Million Revolving Credit Facility

Also on March 30, 2012, San Diego Gas & Electric Company and Southern California Gas Company, utility subsidiaries of Sempra Energy, entered into a Five-Year Revolving Credit Agreement with a syndicate of 24 lenders for which JPMorgan Chase Bank serves as administrative agent. No single lender has a commitment exceeding 7% of the facility amount.

The credit facility has become effective and permits revolving credit borrowings by each utility of up to $658 million through March 30, 2017 subject to a combined borrowing limit for both utilities of $877 million. It also provides for the issuance of letters of credit on behalf of each utility subject to a combined letter of credit commitment of $200 million for both utilities with the amount of borrowings otherwise available under the facility reduced by the amount of outstanding letters of credit.

Subject to obtaining commitments from existing or new lenders and satisfaction of other specified conditions, the utilities have the right to increase, in one or more requests, the aggregate amount of the commitments by $700 million. Each utility’s borrowing limit would increase by 75% of the amount of the increase of the aggregate commitments.

Borrowings bear interest at benchmark rates plus a margin that varies with the borrowing utility’s credit rating. The facility also requires each utility to maintain at the end of each quarter a ratio of total indebtedness (as defined in the facility) to total capitalization (as defined in the facility) of no more than 65%.

Each utility’s obligations under the credit facility are individual obligations and a default by one utility would not constitute a default or preclude borrowings by, or the issuance of letters of credit on behalf of, the other utility. The credit facility contains customary representations and warranties, covenants and events of default. In the case of an event of default by one of the utilities (the “Defaulting Utility”), including cross defaults relating to other indebtedness of the Defaulting Utility in excess of $100 million, the lenders may terminate the credit facility with respect to the Defaulting Utility and declare the amounts outstanding (including accrued interest and unpaid fees) payable immediately with respect to that Defaulting Utility. For events of default relating to insolvency or bankruptcy, the commitments are automatically terminated and the amounts outstanding become payable immediately, in each case with respect to the Defaulting Utility.

The credit facility amends, restates and supersedes the utilities’ $800 Million Four-Year Credit Agreement that was scheduled to expire in 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: April 3, 2012	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President, Chief Financial Officer and Chief Accounting Officer